Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Stagwell Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frank Lanuto, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2022

/s/ FRANK LANUTO
By:	Frank Lanuto
Title:	Chief Financial Officer
(Principal Financial Officer)

The foregoing certifications are furnished and are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are not deemed to be incorporated by reference into any filing of Stagwell Inc. under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Stagwell Inc. specifically incorporates them by reference.